UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006
THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 30, 2006, Thoratec Corporation (the “Company”) issued a press release, which is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that Cynthia Lucchese, the Company’s Senior Vice President and Chief Financial Officer, is resigning from her positions with the Company for personal reasons. Ms. Lucchese’s resignation will be effective upon the earlier of the date a replacement Chief Financial Officer is hired and transitioned into the position and December 31, 2006. The Company has agreed to continue, until the effective date of Ms. Lucchese’s resignation, to reimburse Ms. Lucchese for her expenses related to her travel from her home in Indianapolis, Indiana to the Company’s headquarters in Pleasanton, California and the cost of temporary housing in Pleasanton. The Company has initiated a search for a replacement CFO.
Item 9.01    Financial Statements and Exhibits.
     (c)  Exhibits

Exhibit No.	Description

99.1	Press release dated August 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of August 31, 2006

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 30, 2006.

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